Exhibit 10.35

COLLABORATION AGREEMENT

Party A: Shanghai Pudong Development Bank Suzhou Branch

Party B: Multi-Fineline Electronix (Suzhou) Co.,Ltd

In view to further strengthen the close relationship between Party A (hereinafter called A) and Party B (hereinafter called B) and on the base of the principles of equality and mutual benefit, both parties, through friendly negotiation, have agreed to enter into the following agreement under the terms specified as followed:

I With the total amount of RMB seventy five million credit line , A facilitate with B with varied corporate financing types, including short-time loan, issuing of L/C, banking acceptance bills, etc.

If the loan currency is RMB, the loan’s interest rate is 10% downward the benchmark stipulated by the People’s Bank of China;

If the loan currency is foreign exchange, the loan’s interest rate is LIBOR(fluctuating everyday) plus 75 base points.

II With the minimum deposit amount of USD 3 million, the interest will be calculated with the interest rate of LIBOR minus 15 base points.

III L/C issuance will be charged on the basis of 0.72‰ per L/C.

IV T/T remittance will be charged as follows: maximum, RMB 500 yuan; minimum, RMB 50 yuan, below RMB 50 or above RMB 500 the fee will be charged on the basis of 0.45%.

V Currencies exchange rate is as follows: if exchange amount is above 0.2 million US dollars, foreign currency exchanging into RMB can be adjusted upward 100 base points on the basis of purchase price; if below 0.2 million, upward 85 base points.

VI L/C negotiation will be charged on the basis of 0.9%.

VII B will open RMB and USD settlement account in A, and B should look upon A as the main collaboration bank.

VIII After the contract takes into effect, both parties will negotiate and replenish the contract as soon as the contract has any conflict with the Laws regulations and rules of China.

IX The duration for this contract is from 31 July, 2007 to 31 July, 2008.

X With two originals to A and B respectively, this agreement will be taken into effect with the stamps of both parties.

Party A: [SPDB Suzhou Branch Seal]	Party B: [Multi-Fineline Electronix (Suzhou) Co., Ltd Seal]

/s/ Yan Qi	/s/ Philip A. Harding

Date: 31 July, 2007